UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 8999 San Francisco, California		94128-8999
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 2, 2011, Joseph W. Saunders, the Chief Executive Officer and Chairman of the Board of Visa Inc. (the “Company”) adopted a pre-arranged stock trading plan to sell shares of Company stock. Under the plan, Mr. Saunders may sell up to 62,100 shares of Company stock. Mr. Saunders’ plan is scheduled to terminate in October 2012.

In addition, Joshua R. Floum, the Company’s General Counsel, adopted a pre-arranged stock trading plan providing for the exercise of options and sale of shares of Company stock. Under the plan, Mr. Floum may sell up to 61,000 shares of Company stock. Mr. Floum’s plan is scheduled to terminate in September 2012.

The transactions under the stock trading plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. The stock trading plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.

Mr. Saunders and Mr. Floum will continue to be subject to the Company’s executive stock ownership guidelines as outlined in the Company’s Proxy Statement on Form DEF14A, filed on December 12, 2010.

Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plans or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: August 3, 2011

	By:	/s/ Byron H. Pollitt
Byron H. Pollitt,
Chief Financial Officer